UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03A3GF + + qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q The Board of Directors recommends a vote “FOR” A proposals 1 and 2. 1. Approve an amendment to the Restated Articles of Incorporation of EQT Corporation to increase the authorized number of shares of common stock from 320,000,000 shares to 640,000,000 shares (the “Amendment Proposal”); and 2. Approve one or more adjournments of this special meeting, if necessary or appropriate, to permit solicitation of additional votes if there are not sufficient votes to approve the Amendment Proposal. For Against Abstain For Against Abstain Please sign and date on the reverse side and return the Direction Card promptly using the enclosed envelope. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. The Trustee of the Plan is authorized, in accordance with its judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof. Special Meeting Direction Card Online Go to www.investorvote.com/EQT or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EQT Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., EDT, on July 12, 2020. Your vote matters – here’s how to vote! Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EQT

DIRECTION CARD You are hereby requested to direct the Trustee to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of EQT Corporation (the Company) common stock held in your account in the Company’s Employee Savings Plan (Plan) at the Special Meeting of Shareholders of the Company to be held on July 23, 2020, at 9:00 a.m. Eastern Time, virtually via the internet, and at any adjournment of such meeting. This Direction Card is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. This Direction Card when properly executed will be voted in the manner directed herein. If you fail to provide voting instructions, by completing, signing and returning this card, your shares will be voted by the Trustee of the Plan in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions. The Trustee of the Plan is authorized, in accordance with its judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof. EQT CORPORATION qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. B Non-Voting Items + + Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS DIRECTION CARD SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE REVERSE OF THIS CARD. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders. The proxy statement for the special meeting of shareholders of EQT Corporation, along with a form of this Direction Card are available at: www.edocumentview.com/EQT The Special Meeting of Shareholders of EQT Corporation will be held on Thursday, July 23, 2020 at 9:00 AM (Eastern), virtually via the internet at www.meetingcenter.io/275595832. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — EQT2020